Exhibit 99.1

News Release For further information, please contact:

5790 Widewaters Parkway DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

COMMUNITY BANK, N.A. COMPLETES ACQUISITION OF Seven FORMER Santander Bank, N.A. BRANCHES in Allentown, Pennyslvania Area

SYRACUSE, N.Y. — November 10, 2025 — Community Financial System, Inc. (NYSE: CBU) (the “Company”) through its wholly-owned banking subsidiary, Community Bank, N.A., is pleased to announce its acquisition of seven branch locations from Santander Bank, N.A. in the Allentown, Pennsylvania area. The acquisition, which adds approximately $553.0 million in customer deposit accounts, strengthens the Company’s ability to provide exceptional service to consumer, business banking and private banking clients in Greater Lehigh Valley while growing its presence and acquiring new customers.

Dimitar A. Karaivanov, the President and Chief Executive Officer of the Company, stated, “We are delighted to welcome the employees and customers of these seven branches to Community Bank. Our commitment is to ensure a smooth transition and deliver the exceptional service our customers expect from the same dedicated team of professionals they have come to know and trust. We look forward to building lasting relationships and supporting the Greater Lehigh Valley community with trusted, personalized banking.” This acquisition accelerates Community Bank’s expansion in the Greater Lehigh Valley, complementing its existing commercial and consumer lending presence in the market. With the addition of these branches and the recently opened and pending de novo locations, Community Bank will operate a total of 12 retail locations in the Greater Lehigh Valley, securing a Top 5 market position.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, government shutdowns, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; material differences in the actual financial results of investment activities compared with the Company's initial expectations, including the growth of the Insurtech market; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.